EXHIBIT 23(i)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We  consent  to the  incorporation  by  reference  in the  Registration
Statements (Forms S-3 No. 333-15371 as supplemented on July 13, 1998 and February 8, 1999 and No. 333-38949) of Techdyne, Inc. and in the related Prospectuses of our report dated March 22, 1999, with respect to the consol-idated financial statements and schedule of Techdyne, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                           /s/ ERNST & YOUNG LLP


March 25, 1999
Miami, Florida